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                                                                    Exhibit 3.22


                              ARTICLES OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

                                       OF

                        HUNTSMAN PACKAGING GEORGIA, INC.

            In accordance with Section 14-2-1006 of the Georgia Business Corporations Code ("GBCC"), Huntsman Packaging Georgia, Inc., a Georgia corporation (the "Corporation"), hereby declares and certifies as follows:

             1. The name of the Corporation is Huntsman Packaging Georgia, Inc.

             2. Article I of the Articles of Incorporation of the Corporation (the "Articles") is hereby amended (the "Amendment") to delete Article I of the Articles in its entirety and to substitute the following provision:

                                   ARTICLE I

                         THE NAME OF THE CORPORATION IS

                        PLIANT CORPORATION GEORGIA, INC.

            3. The Amendment does not provide for an exchange, reclassification, or cancellation of issued shares.

            4. The Amendment was adopted as of November 15, 2000 in accordance with the provisions of the GBCC.

            5. The Amendment was approved by the directors of the Corporation without shareholder action. Pursuant to Section 14-2-1002(8), shareholder action was not required to approve the Amendment.

            6. In accordance with Section 14-2-1006.1 of the GBCC, a request to publish a Notice of Change of Corporate Name in substantially the form attached hereto as Exhibit A has been delivered contemporaneously with the filing hereof to a newspaper of general circulation within Fulton County, the location of the Corporation's registered office.
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            IN WITNESS WHEREOF, these Articles of Amendment have been executed by the Corporation on November 30, 2000.

                               Huntsman Packaging Georgia, Inc.,
                               a Georgia corporation

                               /s/Ronald G. Moffitt
                               -------------------------------------------------
                               Ronald G. Moffitt
                               Vice President and Secretary

                                 MAILING ADDRESS

            If, upon completion of filing of the above Articles of Amendment, the Georgia Secretary of State elects to send a copy of the Articles of Amendment to Huntsman Packaging Georgia, Inc. by mail, the address to which the copy should be mailed is:

                              Nathan W. Jones, Esq.
                                 Stoel Rives LLP
                        201 South Main Street, Suite 1100
                           Salt Lake City, Utah 84111



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                                    EXHIBIT A

                         Notice of Corporate Name Change

            Huntsman Packaging Georgia, Inc., a Georgia corporation, hereby gives notice that, in accordance with the Georgia Business Corporations Code, it has filed Articles of Amendment with the Georgia Secretary of State for the purpose of changing its name from "Huntsman Packaging Georgia, Inc." to "Pliant Corporation Georgia, Inc." The registered office of the corporation will remain at its current location at 1201 Peachtree Street, Atlanta, Georgia 30361.